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                                                                    EXHIBIT 4c

SC


       COMMON SHARES                                     COMMON SHARES

INCORPORATED UNDER THE LAWS                    THIS CERTIFICATE IS TRANSFERABLE
    OF THE STATE OF OHIO                            IN THE CITY OF NEW YORK
                              FERRO CORPORATION        OR CLEVELAND, OHIO

                                                   CUSIP 315405 10 0
  LEGENDED    THIS CERTIFIES THAT
 SHARES SEE
REVERSE SIDE


              IS THE OWNER OF

   FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $1 PER SHARE OF Ferro Corporation transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS The seal of the Corporation and the signatures of its duly authorized officers.

Dated


                                           /s/ A. C. Bersticker
-------------------------                  ------------------------------------
                SECRETARY                 PRESIDENT AND CHIEF EXECUTIVE OFFICER


SEE REVERSE
FOR CERTAIN
DEFINITIONS

BY
   -----------------------------

COUNTERSIGNED AND REGISTERED:
        NATIONAL CITY BANK
        (CLEVELAND, OHIO)
                                TRANSFER AGENT
                                AND REGISTRAR

----------------------------------------------
                           AUTHORIZED OFFICER
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                              FERRO CORPORATION

        The Corporation will mail to the record holder of this certificate without charge within five days after receipt of written request therefor, addressed to the Secretary of the Corporation at its principal office, 1000 Lakeside Avenue, Cleveland, Ohio 44114, a copy of the express terms of the shares represented by this certificate and of other classes and series of shares which the Corporation is authorized to issue.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
        TEN COM--as tenants in common   UNIF GIFT MIN ACT--......Custodian.....
        TEN ENT--as tenants by the entireties              (Cust)       (Minor)
        JT TEN --as joint tenants with right of         under Uniform Gifts to
                 survivorship and not as tenants        Minors Act ............
                 in common                                            (State)
   Additional abbreviations may also be used though not in the above list.


For value received, _______________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF ASSIGNEE
[                                    ]


________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ________________________________


NOTICE:
        The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



                                        __________________________________


        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Ferro Corporation (the "Company") and National City Bank (the "Rights Agent") dated as of March 21, 1986, as amended as of March 31, 1989 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.